UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 6 , 2014

WALL STREET MEDIA CO, INC.

f/k/a Bright Mountain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5961	26-4170100
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

40 Wall Street, 28th Floor

New York, N. Y. 10005

(877) 222 0205

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Company (“Wall Street Media”) entered into a Purchase Agreement with Wall-Street.Com, LLC, (the “Seller”) a limited liability company owned by Wall Street Media’s CEO whereby, Wall Street Media purchased the Domain Name “Wall-Street.com” for the sum of $10,000 (the “Purchase Price”) to be paid pursuant to the terms of a Promissory Note.

Wall Street Media executed a Promissory Note for the Purchase Price, to be paid on or before March 10, 2016 and which carries a 5% per annum rate of interest.

Exhibit	Description

10.1	Purchase Agreement dated 3/4/14
10.2	Promissory Note dated 3/4/14
10.3	Assignment dated 3/4/14

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wall Street Media Co, Inc. f/k/a Bright Mountain Holdings, Inc.

Date: March 6, 2014	By	/s/ Jerrold D. Burden
Jerrold D. Burden
CEO (Principal Executive Officer), President